EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Columbia Sportswear Company on Form S-8 of our report dated March 3, 2004, appearing in the Annual Report on Form 10-K of Columbia Sportswear Company for the year ended December 31, 2003.

/S/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP

Portland, Oregon

August 5, 2004